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                        WILSON SONSINI GOODRICH & ROSATI
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050

                                                                     Exhibit 5.1

                                 August 28, 1995

Circon Corporation
6500 Hollister Avenue
Santa Barbara, CA 93117

      RE:   REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 28, 1995 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,069,446 shares of Common Stock reserved for issuance under the Cabot Medical Corporation 1985 Incentive Stock Option Plan, the Cabot Medical Corporation Non-Qualified Stock Option Plan and the Cabot Medical Corporation Independent Directors' Non-Qualified Stock Option Plan (the "Plans"). As your legal counsel, we have examined the proceedings proposed to be taken by you in connection with the sale and issuance of said shares.

      It is our opinion that, upon completion of the proceedings to be taken prior to issuance of the shares pursuant to the Prospectus constituting part of the Registration Statement on Form S-8 and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the shares, when issued and sold in the manner referred to in the Plans and the agreements which accompany the Plans, and in accordance with the Company's Articles of Incorporation, will be legally and validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, and amendments thereto.

                                        Very truly yours,

                                        WILSON, SONSINI, GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ WILSON, SONSINI, GOODRICH & ROSATI